[LETTERHEAD]

                                                                   June 1, 1999

MS. LAURA COLLINS
Vice President Business Development
BELL & HOWELL
5215 Old Orchard Road
Skokie, Illinois 60077

        Re:  TAB PRODUCTS COMPANY

Ladies and Gentlemen:

        Reference is made to the note agreement dated as of March 20, 1992 by and between Tab Products Company (the "Company") and The Prudential Insurance Company of America ("Prudential") and to the note agreement dated as of October 7, 1993 between the Company and Prudential (collectively referred to as the "Agreements"). Please be advised that upon the receipt of $6,625,000 in immediately available funds at account number 14934-00003 at Bank of America wired as indicated on the following page, the Agreements shall be amended so as to eliminate therefrom any prohibition on the proposed sale of assets to you by the Company. The foregoing shall be effective only if the referenced amount is received in such account on or before June 4, 1999.

                                                Sincerely,

                                                THE PRUDENTIAL INSURANCE
                                                   COMPANY OF AMERICA


                                                By:  /s/ Joseph Y. Alouf
                                                     --------------------
                                                Its: Vice President
                                                     --------------------

WIRING INSTRUCTIONS:

Bank of America
Routing: ABA #121000358
Account Number 1497-83982

For further credit to:
Account Name: Tab Products
Account Number: 14934-00003

                           [PRUDENTIAL LETTERHEAD]

                                                        May 28, 1999

TAB PRODUCTS CO.
TAB CANADA LIMITED
1400 Page Mill Road
Palo Alto, California 94304

Ladies and Gentlemen:

     Reference is made to the Note Agreement between Tab Products Co. (the "Company") and The Prudential Insurance Company of America ("Prudential") dated as of (i) March 20, 1992 (the "1992 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 8.73% Senior Notes due March 20, 2001 in the principal amount of $15,000,000 and (ii) October 7, 1993 (the "1993 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 6.90% Senior Guaranteed Notes due September 20, 2002. The 1992 Agreement and the 1993 Agreement are together referred to as the "Agreements," and each is an "Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the applicable Agreement.

     Pursuant to the request of the Company and the provisions of paragraph 11C of each Agreement, Prudential and the Company agree with respect to each Agreement as follows:

     1. Paragraph 6C of each Agreement is amended by deleting the reference therein to "$2,000,000" and substituting therefor a reference to "$4,000,000".

     2. Paragraphs 6F and 6G are deleted in their entirety from each Agreement.

     3. Paragraph 6L of each Agreement is hereby amended and restated in its entirety as follows:

          "6L. FIXED CHARGE COVERAGE. Permit its Fixed Charge Coverage Ratio calculated at the end of each fiscal quarter commencing with the fiscal quarter ending May 30, 1994, on the basis of the consolidated results of operations of the Company and its Subsidiaries, to be less than (A) 1.15 from May 30, 1994 through and including May 30, 1997; (B) 1.00 from May 31, 1997 through February 28, 1998; (C) 1.15 from March 1, 1998 through February 28, 1999; and (D) .50 at all times thereafter"

TAB PRODUCTS CO.
TAB CANADA LIMITED
May 28, 1999
Page 2

     4. Paragraph 6M of each Agreement is hereby amended and restated in its entirety as follows:

          "6M. TOTAL LIABILITIES. Permit the ratio of (i) Total Liabilities to (ii) Consolidated Tangible Net Worth to exceed at any time (A) during the period from June 1, 1995 through May 30, 1996, 1.60; (B) during the period June 1, 1996 through February 28, 1999, 1.35 and
          (C) thereafter, 1.75."

     5. Clause (xvi) of paragraph 7A of each Agreement is amended and restated in its entirety as follows:

          "(xvi) (a) the Canada Guaranty, for any reason other than satisfaction in full of the obligations of the Company guaranteed thereunder, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested in a judicial proceeding, or the Guarantor denies that it has any further liability under the Canada Guaranty, or the Guarantor shall default in the performance or observance of any of its obligations under the Canada Guaranty, and such default shall not have been cured or waived within 30 days or (b) the Control Agreement, for any reason other than payment in full of the Notes and all other amounts due under this Agreement, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested in a judicial proceeding, or the Company asserts it has no liability thereunder or the Company or Bank of America NT&SA (or any successor) defaults in the performance or observance of any of its obligations thereunder and such default has not been cured or waived;"

     6. Paragraph 10B of each Agreement is amended by adding thereto the following defined term.

          "'CONTROL AGREEMENT' shall mean that certain account control agreement dated as of May 28, 1999, by and among the Company, The Prudential Insurance Company of Agreement and Bank of America NT&SA, pursuant to which the Company has pledged the subject deposit account (which has been initially funded with $6,625,000 of cash) as collateral for the Notes and certain other notes."

     7. Each Agreement is further amended by adding thereto new paragraphs 12A and 12B as follows:

          "12A GRANT OF SECURITY INTEREST. The Company hereby grants to The Prudential Insurance Company of America, together with its successors, assigns, and transferees, a security interest in the Company's deposit account no 14934-00003 (the "Account") with Bank of America NT&SA, together

TAB PRODUCTS CO.
TAB CANADA LIMITED
May 28, 1999
Page 3

          with the financial assets (as such term is defined in Division 8 of the Uniform Commercial Code of the State of California) and other assets from time to time in said account and the proceeds thereof, to secure all of the Company's obligations under the Notes and this Agreement (including, without limitation, principal, interest yield maintenance amounts and premiums, fees and expenses), as well as all obligations arising under or in connection with another note agreement between the Company and The Prudential Insurance Company of America."

          "12B. DIRECTION TO RELEASE FUNDS FROM ACCOUNT. In connection with each required principal prepayment of the Notes, Prudential agrees that promptly following its confirmation of receipt and payment of such account it will provide its consent to Bank of America NT&SA to release to the Company from the Account such prepaid principal amount, provided that no Event of Default then exists under the Agreement."

     The foregoing amendments shall not be effective until the Company and Bank of America NT&SA have executed and delivered to Prudential the Control Agreement in the form attached hereto as an exhibit and there has been deposited into the account referenced therein $6,625,000 in cash.

     If you agree with the foregoing, please sign below and return a copy of this letter to the undersigned. Upon such execution, this letter shall become a binding agreement between the Company and Prudential amending the 1992 Agreement and the 1993 Agreement in the manner and to the extent herein provided, subject to satisfaction of the condition precedent set forth above. Except as otherwise set forth herein, the 1992 Agreement and the 1993 Agreement shall each continue unmodified and in full force and effect.


                                                  Very truly yours,

                                                  THE PRUDENTIAL INSURANCE
                                                     COMPANY OF AMERICA


                                                  By  /s/  Joseph Y. Alouf
                                                     ---------------------
                                                         Vice President

TAB PRODUCTS CO.
TAB CANADA LIMITED
May 28, 1999
Page 4


Accepted and Agreed:

TAB PRODUCTS CO.


By:   /s/ David J. Davis
     ----------------------
Its: SVP Operations & CFO
     ----------------------


The undersigned, as a guarantor of the 6.90% Notes pursuant to its Guaranty thereof dated October 7, 1993, expressly agrees with and consents to the amendments set forth in this letter and confirms that its Guaranty remains in full force and effect as originally executed and is expressly reaffirmed hereby.

TAB CANADA LIMITED


By:   /s/ Robert J. Sexton
     ----------------------
Its: Secretary & Treasurer
     ----------------------

                          ACCOUNT CONTROL AGREEMENT

May 28, 1999

     THIS ACCOUNT CONTROL AGREEMENT ("Agreement") is entered into by THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Creditor"), whose address is c/o Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, California 94111, TAB PRODUCTS COMPANY, a Delaware corporation ("Debtor") whose address is 1400 Page Mill Road, Palo Alto, CA 94304, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Depository Institution") whose address is 530 Lytton Avenue, 2nd Floor, Palo Alto, CA 94301.

                                    RECITALS:

     1. Depository Institution and Debtor have entered into a customer agreement (as from time to time amended, supplemented restated or modified, the "Customer Agreement"), pursuant to which Depository Institution has established its deposit account number 14934-00003 in the name of Debtor with an initial aggregate investment in the amount of $6,625,000 (the "Account");

     2. Debtor and Creditor have entered into a Note Agreement, dated as of March 20, 1992, and a Note Agreement, dated as of October 7, 1993 (each as amended, including without limitation, by the Amendment Letter, dated as of the date hereof, pursuant to which Debtor has granted in favor of Creditor a security interest in the Account, the money and other property from time to time in said account and proceeds thereof, and as the same from time to time may be further amended, supplemented, restated or modified, individually a "Note Agreement" and collectively the Note Agreements); and

     3. Creditor, Debtor and Depository Institution are entering into this Agreement to provide for the control of the Account and to perfect the security interest of Creditor in the Account as more fully described in the Note Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. THE ACCOUNT. Depository Institution hereby represents and warrants to Creditor and Debtor that (i) the Account has been established in the name of Debtor as recited above, (ii) the Customer Agreement, the property contained in the Account are valid and legally binding obligations of Depository Institution, and (iii) except for the claims and interest of Creditor and of Debtor in the Account, Depository Institution does not know of any claim to or interest in the Account or in any property carried therein.

     SECTION 2. NO WITHDRAWALS AFTER RECEIPT OF NOTICE OF EXCLUSIVE CONTROL. Debtor shall not, and Depository Institution shall not permit, the withdrawal or payment of any amount deposited in the account or proceeds thereof from the Account other than interest earned by debtor from time to time in respect of amounts in the Account. Subject in all cases to the immediately preceding sentence, until such time as Depository Institution shall have received a Notice of Exclusive Control (as such term is defined in Section 4 below), Depository Institution shall comply with the instructions and directions ("Entitlement Orders") of Debtor. After Depository Institution receives a Notice of Exclusive Control, notwithstanding the provisions of Section 3 below, Depository Institution shall (i) neither accept nor comply with any Entitlement Order from Debtor with respect to the Account or withdrawing any amounts deposited therein assets from the Account nor deliver any such property (including interest) to Debtor


                                         1.

without the specific prior written consent of Creditor, and (ii) comply with Entitlement Orders originated by Creditor concerning the Account without further consent by Debtor.

     SECTION 3. PRIORITY OF LIEN. Depository Institution hereby acknowledges that it has received notice of the existence of the Note Agreements and of the security interest of Creditor in the Account and recognizes the security interest granted therein to Creditor by Debtor. Depository Institution hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any property carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commission pursuant to the Customer Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any amounts in the Account or any credit balance in the Account. Depository Institution will not agree with any third party that Depository Institution will comply with Entitlement Orders concerning the Account originated by such third party without the prior written consent of Creditor and Debtor.

     SECTION 4. CONTROL. Except as otherwise provided in Sections 2 and 3 above, Depository Institution shall follow the instructions of Debtor, or its authorized representatives, and comply with Entitlement Orders concerning the Account from Debtor, or its authorized representatives, until such time as Creditor delivers a written notice to Depository Institution which states that (a) an Event of Default (as such term is defined in either Note Agreement) has occurred and is continuing and (b) that Creditor is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control." After Depository Institution receives a Notice of Exclusive Control, it will immediately cease complying with Entitlement Orders concerning the Account originated by Debtor or its representatives and will immediately comply solely with the Entitlement Orders concerning the Account originated by Creditor or its representatives.

     SECTION 5. LIMITATION OF RESPONSIBILITY OF DEPOSITORY INSTITUTION. Except for permitting a withdrawal or payment in violation of Section 2 above, Depository Institution shall have no responsibility or liability to Creditor for making withdrawals of parts or all of the amounts held in the Account at the instruction of Debtor, or its authorized representatives, which are received by Depository Institution before Depository Institution receives a Notice of Exclusive Control. Depository Institution shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with Entitlement Orders concerning the Account originated by Creditor. Depository Institution shall have no independent duty to investigate or make any determination as to whether an Event of Default exists, and shall comply with a Notice of Exclusive Control. Neither this Agreement nor either Note Agreement imposes or creates any obligation or duty of Depository Institution other than those expressly set forth herein.

     SECTION 6. INDEMNITY. The Debtor shall at all times indemnify and hold harmless the Depository Institution (and Depository Institution's directors, officers, employees and agents) from and against any and all claims, actions and suits arising out of the terms of this Agreement or the Note Agreements, or the compliance of the Depository Institution with the terms thereof, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and disbursements and other expenses of every nature and character arising by reason of same, except to the extent that such arises from the Depository Institution's gross negligence or willful misconduct.

     SECTION 7. TAX REPORTING. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

                                          2.

     SECTION 8. CUSTOMER AGREEMENT. This Agreement supplements the Customer Agreement between Debtor and Depository Institution. In the event of a conflict between this Agreement and the Customer Agreement, the terms of this Agreement will prevail. Regardless of any provision in the Customer Agreement, the State of California shall be deemed to be the Depository Institution's location for the purposes of this Agreement and the perfection and priority of Creditor's security interest in the Account.

     SECTION 9. TERMINATION. The rights and powers granted herein to Creditor have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of Depository Institution under Sections 2, 3 and 4 above shall continue in effect until the security interest of Creditor in the Account has been terminated pursuant to the terms of the Note Agreement and Creditor has notified Depository Institution of such termination in writing, which Creditor agrees to do promptly upon request of Debtor following such termination. Upon receipt of such notice the obligations of Depository Institution under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Creditor shall have no further right to originate Entitlement Orders concerning the Account and Depository Institution may take such steps as Debtor may request to vest full ownership and control of the account in Debtor, including, but not limited to, transferring all of the property deposited or contained in the Account to another deposit account in the name of Debtor or its designee.

     SECTION 10. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     SECTION 11. AMENDMENTS. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects if such invalid or unenforceable term or provision were omitted.

     SECTION 13. SUCCESSOR. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

     SECTION 14. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     SECTION 15. NOTICE. Any notice, request, or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered

                                     3.

in person, or when sent by telefacsimile or other electronic means and electronic confirmation of error-free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

     SECTION 17. CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                    CREDITOR

                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA

                                    By  /s/ Joseph Y. Alouf
                                      -----------------------------------
                                    Title:   Vice President
                                          -------------------------------

                                    DEBTOR

                                    TAB PRODUCTS COMPANY

                                    By  /s/ David J. Davis
                                      -----------------------------------
                                    Title: SVP Operations & CFO
                                          -------------------------------

                                    DEPOSITORY INSTITUTION

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION

                                    By /s/ Chris Giannotti
                                      -----------------------------------
                                    Title:  Vice President
                                          -------------------------------



                                    4.